CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                               EMAGIN CORPORATION

This charter governs the operations of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of eMagin Corporation (the "Company"). At least annually, the Committee shall review and reassess this charter and recommend any proposed changes to the Board for its approval. The Company shall make this charter available on its web site at www.emagin.com.

Role of the Audit Committee

The Audit Committee's primary responsibilities fall into three broad categories:

First, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and reporting matters;

Second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

Third, the Committee oversees management's implementation of effective accounting controls, and reviews recommendations of the Company's internal auditing program.

Composition of the Audit Committee

1. The Audit Committee shall consist of at least three Board members, all of whom meet the requirements for independence under the SEC rules and American Stock Exchange listing standards.

2. Prospective members shall be recommended by the Nominating and Governance Committee, if one exists, and shall be appointed by the Board. One member shall be designated by the Board as the Committee Chair;

3. All members shall be financially literate, as determined by the Board in its business judgment, or shall become so in a reasonable period of time after appointment; and

4. At least one member of the Committee shall have accounting or related financial management expertise, as determined by the Board in its business judgment, and shall be a "Financial Expert", as defined by the SEC

Meetings

The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may have in attendance at meetings members of management, consultants, or others it deems necessary in order to provide the information necessary to carry out its duties. The Committee will also meet periodically in executive session without members of management present.

Committee  Duties and  Responsibilities

The Committee shall have the following duties, responsibilities and powers:

1. With respect to the independent accountant, the Committee shall:

     (a) Serve as the Board's avenue of communication with the independent accountant;


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     (b)  Select, evaluate, monitor, retain, and, if necessary, discharge the independent accountant;

     (c) Ensure the independent accountant and management understand that the Committee, as the shareholders' representative, is the independent accountant's client, and therefore that the independent accountant is ultimately accountable to the Committee;

     (d) Meet regularly with the independent accountant. Meet separately on a periodic basis with management, the internal auditors and the independent accountant. Provide an opportunity for the independent accountant to meet with the Board when necessary and appropriate;

     (e)  Confirm and assure the independent accountant's independence by:

          (i) Reviewing the independent accountant's annual written statement delineating all relationships between the independent accountant and the Company;

          (ii) Monitoring, pre-approving and, if appropriate, limiting fees paid to the independent accountant for audit services, internal control-related services, and other non-audit services;

          (iii) Discussing with the independent accountant any relationships or services that may affect the independent accountant's objectivity or independence;

          (iv) Verifying that the independent accountant has complied with requirements regarding the rotation of lead audit partners; and

          (v) Confirming and assuring no attempts have been made to improperly influence the performance of the independent accountant's audit functions.

     (f) Review and approve the annual audit plan and the audit reports of the independent accountant;

     (g) Obtain and review, at least annually, the independent accountant's report describing: the independent accountant's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent accountant, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent accountant; any steps taken to deal with the issues; and all relationships between the independent accountant and the Company; and

     (h) Set policies regulating the hiring of employees and former employees of the independent accountants.

2. With respect to the internal accountant the Committee shall:

Review periodically internal audit activities, staffing, and budget, to assure the appropriate level of resources is available.

3. With respect to eMagin's financial disclosures, the Committee shall:

 (a) Perform the following with respect to the Company's consolidated financial statements:

      (i) Review with management and the independent accountant:

          - Significant financial reporting issues and judgments made in connection with the preparation of the Company's consolidated financial statements;

          - Significant issues regarding the Company's accounting and reporting principles and practices, including critical accounting policies;

          - Significant changes or developments in accounting and reporting principles and practices;

          The results of the audit, including a review of any audit problems or difficulties encountered by the independent auditor in the course of the audit work, any restrictions on the scope of its activities or access to required personnel or information, and any disagreements with management;

          - Any significant changes required in the scope of the independent accountant's audit; and



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          -    Principles of accounting proposed or promulgated by regulatory accounting authorities;

     (ii) Review legal matters that may have a material impact on the consolidated financial statements with the Company's management

     (iii) Review the annual audited and quarterly reviewed consolidated financial statements, including "Management's Discussion and Analysis of Financial Condition and Results of Operations," with management and the independent accountant prior to eMagin's filing of the related Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

     (iv) Recommend to the Board whether the audited consolidated financial statements be included in eMagin's Annual Report on Form 10-K prior to its filing;

     (v) Review the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q prior to their filings;


Oversight Role:

eMagin's financial statements are the responsibility of management. The independent accountant's responsibility is to plan and perform its audit to obtain reasonable assurance that the financial statements present fairly, in all material respects, eMagin's financial position, results of operations and cash flows. eMagin's internal audit function is responsible for providing an independent, objective appraisal of eMagin's business activities to support management in its responsibilities to conduct operations in an environment of effective internal control, and in its assertion of the effectiveness of these internal controls for regulatory reporting purposes. The Committee's responsibility shall be to oversee these activities and the other matters outlined in this Charter.